                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    / /  Definitive Additional Materials
    /X/  Soliciting Material Pursuant to Section 240.14a-12

                         SHIRE PHARMACEUTICALS GROUP PLC
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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


      BIOCHEM PHARMA                                            SHIRE
        [LOGO]                                                 [LOGO]

                                  San Francisco
                              Chase H&Q Conference
                                  January 2001

--------------------------------------------------------------------------------

                                 PROPOSED MERGER

--------------------------------------------------------------------------------

COMMENT ON "FORWARD-LOOKING STATEMENTS"



   The statements made during today's presentation, or in response to questions during the Question & Answer period, that are not historical facts, are forward-looking statements that involve risks and uncertainties, including but not limited to, risks associated with the inherent uncertainty of pharmaceutical research, product development and commercialisation, the impact of competitive products, patents, and other risks and uncertainties, including those detailed from time to time in periodic reports including the Annual Report filed on Form 10K by Shire with the Securities and Exchange Commission.

                        SECTION 57 FINANCIAL SERVICES ACT



THIS PRESENTATION DOES NOT CONSTITUTE AN OFFER TO SELL OR ISSUE, OR A SOLICITATION OF ANY OFFER TO PURCHASE OR SUBSCRIBE FOR, ANY ORDINARY SHARES IN THE COMPANY, NOR SHALL IT FORM THE BASIS OF, OR BE RELIED UPON IN CONNECTION WITH, ANY CONTRACT FOR SUCH PURCHASE OR SUBSCRIPTION. NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, IS MADE OR GIVEN BY THE COMPANY AS TO THE ACCURACY OR COMPLETENESS OF THE INFORMATION OR THE OPINIONS CONTAINED IN THIS PRESENTATION AND NO LIABILITY IS ACCEPTED FOR ANY SUCH INFORMATION OR OPINIONS.

THIS DOCUMENT HAS BEEN ISSUED BY, AND IS THE SOLE RESPONSIBILITY OF, SHIRE PHARMACEUTICALS GROUP PLC. THIS DOCUMENT HAS BEEN APPROVED BY DEUTSCHE BANK AG LONDON ("DEUTSCHE BANK") SOLELY FOR THE PURPOSES OF SECTION 57 OF THE UK FINANCIAL SERVICES ACT 1986.

DEUTSCHE BANK, WHICH IS REGULATED IN THE UNITED KINGDOM BY THE SECURITIES AND FUTURES AUTHORITY LIMITED, IS ACTING FOR SHIRE AND NO ONE ELSE IN CONNECTION WITH THE MERGER AND WILL NOT BE RESPONSIBLE TO ANYONE OTHER THAN SHIRE FOR PROVIDING THE PROTECTIONS AFFORDED TO CUSTOMERS OF DEUTSCHE BANK NOR FOR PROVIDING ADVICE IN RELATION TO THE MERGER. PERSONS VIEWING THIS DOCUMENT ARE DIRECTED TO THE SHIRE PRESS ANNOUNCEMENT DATED 11 DECEMBER 2000, WHICH CONTAINS ADDITIONAL DETAILS AND INFORMATION RELATING TO THE MERGER.

THE MERGER DESCRIBED IN THIS PRESENTATION AND IN THE PRESS RELEASE DATED 11 DECEMBER 2000 (THE "PRESS RELEASE"), IN WHICH BIOCHEM SHAREHOLDERS WOULD RECEIVE CONSIDERATION SHARES, REQUIRES THE SHAREHOLDER APPROVAL OF SHIRE AND BIOCHEM AND THE SOLICITATION OF SUCH APPROVAL HAS NOT YET COMMENCED.

IN CONNECTION WITH THE MERGER, SHIRE WILL FILE A PROXY STATEMENT WITH THE US SECURITIES AND EXCHANGE COMMISSION ("SEC"). OTHER MATERIALS RELATING TO THE MERGER WILL ALSO BE FILED WITH THE SEC. INVESTORS ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SEC BECAUSE THEY WILL INCLUDE IMPORTANT INFORMATION.

UNLESS SHIRE OTHERWISE DETERMINES, THE PROXY STATEMENT WILL NOT BE SENT, DIRECTLY OR INDIRECTLY, IN OR INTO, OR BY THE USE OF THE MAILS OR ANY MEANS OR INSTRUMENTALITY (INCLUDING WITHOUT LIMITATION, TELEPHONICALLY OR ELECTRONICALLY) OF INTERSTATE OR FOREIGN COMMERCE, OR FACILITIES OF A NATIONAL, STATE OR OTHER SECURITIES EXCHANGE OF AUSTRALIA OR JAPAN AND INVESTORS IN AUSTRALIA OR JAPAN WILL NOT BE CAPABLE OF VOTING WITH RESPECT TO APPROVING THE MERGER BY ANY SUCH USE, MEANS, INSTRUMENTALITY OR FACILITY AND THIS ANNOUNCEMENT MAY NOT BE DISTRIBUTED IN ANY SUCH JURISDICTIONS.

TERMS USED IN THIS PRESENTATION SHALL HAVE THE SAME MEANING AS THOSE DEFINITIONS IN THE "PRESS RELEASE".

        BIOCHEM PHARMA                                           SHIRE
          [LOGO]                                                 [LOGO]

                  ....a merger of two of the most profitable,
                         fast growing, publicly traded,
                            specialty pharmaceutical
                                  companies...

                          KEY MESSAGES:





 -           Similar strategies


 -           Track record of high profitability


 -           Above industry growth(1)


 -           More products and projects


(1) based on pro forma 1999 combined company revenue

                    COMBINED COMPANY STRATEGY


        Business            Innovation, specialty pharma
        Function            Search & development plus
                            marketing
        Geography           Direct marketing in 7 of the 8
                            key markets
        Major Therapeutic   CNS, Oncology, Antivirals,
        Areas               Vaccines

THERAPEUTIC AREA STRATEGY



    -           CNS

                  -    ADHD (SHIRE)

                  -    REMINYL-TM- (JANSSEN*)

                  -    EPILEPSY (SHIRE)

                  -    DIRAME-TM- (PAIN; SHIRE +)

                  -    FRAKEFAMIDE (PAIN: ASTRAZENECA)

    -           ONCOLOGY/HAEMATOLOGY

                  -    AGRYLIN-TM-(SHIRE)

                  -    FARESTON-TM- (SHIRE)

                  -    PACIS-TM- (UROCOR)

                  -    SECOND LOOK-TM- (DISTRIBUTORS)

                  -    TROXATYL-TM- (SHIRE)

    -           ANTIVIRALS (GLAXOSMITHKLINE)

    -           VACCINES (SHIRE; LONG-TERM)


*UK&Ireland by Shire with co promotion from Janssen Cilag

                                    VACCINES




 -           Cell-culture influenza (Phase I)

 -           Neisseria meningitidis (Phase I)

 -           Pseudomonas aeruginosa (Pre-clinical)

 -           Recombinant vaccine manufacturing

                             ENHANCED R&D CAPABILITY



                              COMPLEMENTARY SKILLS



                                     SHIRE STRENGTHS

        LEAD OPTIMISATION / PRECLINICAL / CLINICAL REGULATORY / MARKETING

         BIOCHEM STRENGTHS



            IN COMPLEMENTARY THERAPEUTIC AREAS

                              FINANCIAL DIMENSIONS
                            1999 PRO FORMA COMBINED
                           ADJUSTED FOR CLINICHEM(5)



                      -       US$ 538m revenues(1) (2)


                      -       US$ 114.3m operating income(1) (3)


                      -       Operating margin: 21%(3)


                      -       US$ 138m R&D (26% of revenues)(1)


                      -       US$ 8.5bn market capitalisation(4)



(1)Source: Shire and BioChem Pharma management. Based on an average exchange rate over the period of C$1.49 per US$
(2)Excludes CliniChem revenue recharge of US$49.3m
(3)Pre APB25 charge
(4)As at December 8th 2000 on a fully diluted basis
(5)Figures shown as if CliniChem did not exist

                                FINANCIAL RATIOS
                    (BEFORE EXCEPTIONAL CHARGES AND APB 25)

                                                                        SHIRE    BIOCHEM(1)        COMBINED(1)     COMBINED(1)
                                                                        FY99%      FY99%              FY99%          9MTHS%
COGS : REVENUES                                                          23          7                 19             16
GROSS MARGIN: REVENUES                                                   77         93                 81             84


R&D : REVENUES                                                           19         44                 26             25

S,G&A (INCL D&A) :
REVENUES                                                                 40         17                 34             32


S,G&A (EXCL D&A) :
PRODUCT SALES                                                            34        112                 37             34

OPERATING MARGIN                                                         18         32                 21             28

(1) excludes CliniChem revenues

                        KEY DRIVERS OF REVENUE GROWTH(1)
                                  2001 - 2003




Adderall-TM-/SLI 381(2)                                   Zeffix-TM-(3)

3TC-TM-/Combivir-TM-/Trizivir-TM-(3)                      Second Look-TM- (CADx)

Agrylin-TM-                                               Reminyl-TM-(2)

Carbatrol-TM                                              Foznol-TM-(Lambda)(2)




    (1)Ranked by LTM sales
    (2)Subject to relevant regulatory approvals
    (3)3TC, Combivir, Trizivir and Zeffix are trademarks of GlaxoSmithKline

             3TC FRANCHISE: EPIVIR/COMBIVIR/TRIZIVIR(1)



 - Foundation for HIV/AIDS therapy - primary component of many combination therapies


 -           US$125.5 million LTM revenues(2)


 -           Double digit royalties from GlaxoSmithKline


 - Introduction of a once-a-day dosage and encouraging data on resistance profile could sustain future growth


 -           Patent protection through 2010(3)



                (1)3TC, Epivir, Combivir and Trizivir are trademarks of
                   GlaxoSmithKline
                (2)Royalty income and Canadian product sales, LTM ending
                   30. Sept. 2000
                (3)Further protection expected on combinations until 2018

                     ZEFFIX-TM-

-    Only approved oral treatment for Hepatitis B

-    Key markets PacRim, Italy and Spain

-    US$10.9 million LTM revenues(1)

-    Double digit royalties from GlaxoSmithKline

-    Launched in Japan November 2000

-    A key growth driver for combined group

-    Patent protection through 2013

         (1)Royalty income and Canadian product sales

                        QUARTERLY ZEFFIX-TM- SALES*



[CHART]

                                    US$ MILLIONS

                           Q1 99        0.8

                           Q2 99        2.2

                           Q3 99        7.9

                           Q4 99        13.3

                           Q1 00        20.0

                           Q2 00        25.0

                           Q3 00        28.1


                      * Sales of GlaxoWellcome

                              PAC RIM POPULATIONS

Country                      Population Size,         GDP/PPP
                                    m                per capita (US$)
South Korea                       47.5                12,600
China (PRC)                    1,261.8                 3,600
Taiwan                            22.2                16,500
Hong Kong                          7.1                 N/A
Singapore                          4.2                26,300
Japan                            126.6                23,100

Definitions: Gross domestic product (GDP): The value of all goods and services produced domestically. Purchasing power parity (PPP): The PPP method involves the use of standardized international dollar price weights, which are applied to the GDP produced in a given economy. The data derived from the 1998 method provide a better comparision of economic well-being between countries than conversions at official currency exchanging rates.

Source: US Census Bureau, International Database 1999

                HEPATITIS B JAPAN

Population                        126.6 m

Chronic Hepatitis B %             2% of population

Population affected               2.5 m

Chronic active                    30%

Treatable patients                0.75 m


                Source: WHO 1999

              COMBINED LTM PRODUCT SALES AND ROYALTIES


[CHART]

Others              14%
Fluviral             1%
Zeffix(1)            2%
Calciums             3%
ProAmatine           3%
Carbatrol            4%
Pentasa              8%
Agrylin              8%
3TC(1)              21%
Adderall            33%


COMBINED TOTAL:   US$611M

(1)Royalty income stream from GlaxoWellcome sales and Canadian product sales; Trademarks of GlaxoWellcome.
Under agreement, BioChem receives royalties from GlaxoWellcome on sales of Iamivudine in the treatment of HIV/AIDS (3TC/Epivir/Combivir/Trizivir) and HBV (Zeffix/Zefix/Epivir-HBV/Heptovir/Heptodin)
Source: Shire and BioChem management for LTM ending 30/9/00. Based on an average exchange rate over the period of C$1.47 per US$

                             GEOGRAPHIC PRODUCT RIGHTS


                                          US       Canada         Europe    Japan


Epivir/Combivir/Trizivir-TMS-                       X(1)
Adderall/DextroStat-TMS-                  X        /X/            /X/       /X/
Agrylin-TM-                               X
Pentasa-TM-                               X
Carbatrol-TM-                             X        /X/           /X/        /X/
Zeffix-TM-                                          X(1)
ProAmatine-TM-                            X         X            /X/(2)
Reminyl-TM-                                                       X(2)
Second Look-TM-                          /X/        X             X         /X/


 X = ALREADY MARKETED                             /X/ = RIGHTS OWNED, FUTURE POTENTIAL MARKET
(1) JOINT VENTURE WITH GLAXOSMITHKLINE            (2) UK / IRELAND ONLY


                            DEVELOPMENT PIPELINE




THEARAPEUTIC AREA   PC/PHASE I    PHASE II    PHASE III/REG    TOTAL

CNS                  6             1             4              11
ANTIVIRAL            2             0             0              2
ONCOLOGY             1             1             2              4
VACCINES             3             0             0              3
METABOLYC / GI       0             3             1              4
TOTAL               12             5             7              24


                 12 EARLY STAGE PROJECTS, 12 LATE STAGE

[Bar Chart]

                          PHASE II AND BEYOND PIPELINE


PRODUCT INDICATION                                        PHASE II     PHASE III       REGISTRATION        MARKETED
CENTRAL NERVOUS SYSTEM

     REMINYL (GALANTAMINE) ALZHEIMER'S DISEASE --------------------------------------------------------------X

     ADDERALL LA-TM-  (SLI 381) ADHD           --------------------------------------------X

     DIRAME MODERATE TO SEVERE PAIN            ----------------------------X

     FRAKEFAMIDE MODERATE TO SEVERE PAIN(1)    --------------X

     SPD 417 BIPOLAR DISORDER                  ----------------------------X

ONCOLOGY / HAEMATOLOGY

     AGRYLIN THROMBOCYTHEMIA                   --------------------------------------------------------------X

     TROXATYL LEUKEMIA                         --------------X

     SPD 424 PROSTATE CANCER                   ----------------------------X

METABOLIC DISEASE

     FOZNOL (LAMBDA) HYPERPHOSPHATEMIA         ----------------------------X

GASTROENTEROLOGY

     BALSALAZIDE ULCERATIVE COLITIS            --------------------------------------------------------------X

     EMITASOL DIABETIC GASTROPARESIS           ----------------------------X

     PENTASA 500MG ULCERATIVE COLITIS          ----------------------------X



                                                (1)Frakefamide acts peripherally

                            CNS  (ALZHEIMER'S DISEASE)


     -  Reminyl(-TM-)(galantamine)

           -  Novel dual mode of action
                 - acetylcholinesterase inhibitor
                 - nicotinic modulator

           -  First European launch (UK) 21 Sept  2000
                 - further EU launches planned

           -  FDA approvable letter Aug 2000
                 - launch planned H1 2001(1)

           -  Japan submission expected 2003

           -  Co-development and licensing agreement with Janssen



              (1)Subject to final approval

                                          CNS (ADHD)

     -  Adderall-TM- new line extensions

           -  Launched in December 2000

           -  Allows increased dosing flexibility




     -  Adderall LA-TM- (SLI 381)

           -  Novel, once a day formulation of Adderall-TM-

           -  First results presented in Oct 2000

           -  NDA submitted early -  3 Oct 2000

           -  Anticipated launch in Q4 2001(1)



              (1)Subject to regulatory approval

                               CNS (PAIN CONTROL)

     -  Dirame-TM-

           - Oral centrally acting analgesic for moderate to severe pain
           - Opiate partial agonist and antagonistic activity
           - Phase III - US for chronic pain, additional work planned
           - Global rights owned by Shire
           - Anticipated launch by 2003(1)



     -  Frakefamide

           - Intravenous, peripherally acting opiate analgesic for moderate to severe pain
           - Phase II for acute pain
           - Designed to avoid centrally mediated opioid side effects
           - Partnered with AstraZeneca for all regions, except Canada



             (1)Subject to regulatory approval

                             ONCOLOGY  (HAEMATOLOGY)




     -  Agrylin-TM- (anagrelide)

           - For elevated platelet count (eg Essential thrombocythemia)

           - Platelet specific

           - Marketed in US and Canada by Shire

           - Planning registration in Europe, in Phase I in Japan

           - Orphan drug status approved in EU January 2001

                - Already approved in US and Japan

           - Shire owns worldwide rights

                                 SECOND LOOK-TM-



     -  Diagnosis support for Breast Cancer


     -  Hard & Software (artificial intelligence)


     -  Selling price for BioChem: approx. $100,000


     -  2000 sales: 10 systems


     -  US number of diagnostic centres: 10,000*



                           *source: Frost & Sullivan, 20/9/99

                                    ONCOLOGY



     -  Troxatyl-TM- (troxacitabine)

        - DNA polymerase inhibitor

        - Phase II development for leukemia (AML, CML-BP)

        - 73% of AML patients demonstrated a reduction in leukemia cells in a Phase IIa trial

        - Further Phase II monotherapy trials and Phase I/II combination trials are ongoing

        - Worldwide commercialisation rights owned

                                FOZNOL-TM- (LAMBDA)

-            Phosphate binder for patients in end-stage renal failure

-            Major clinical need for non-calcium, non-aluminium based therapies

-            Europe

               -     completing Phase III, filing Q1 2001

-            US

               -     end 2001 filing anticipated

-            Global rights owned

               -     development underway in Japan (end Phase I)

                     GEOGRAPHIC DEVELOPMENT PROJECT RIGHTS


                                      US        CANADA       EUROPE    JAPAN
REMINYL-TM-                            X          X            X(1)      X
DIRAME-TM-                            /X/        /X/          /X/       /X/
ADDERALL LA-TM- (SLI 381)             /X/        /X/          /X/       /X/
FRAKEFAMIDE                            X         /X/           X         X
CARBATROL-TM- (INCL BIPOLAR)          /X/        /X/          /X/       /X/
SPD 421                               /X/        /X/          /X/       /X/
AGRYLIN-TM-                           /X/        /X/          /X/       /X/
TROXATYL-TM-                          /X/        /X/          /X/       /X/
SPD 424                               /X/        /X/          /X/       /X/
FOZNOL-TM- (LAMBDA)                   /X/        /X/          /X/       /X/
BALSALAZIDE
PENTASA-TM- 500MG                     /X/        /X/          /X/       /X/
RECOMBINANT VACCINES                  /X/        /X/          /X/       /X/

X = ALREADY OUTLICENSED     /X/ = RIGHTS OWNED, FUTURE POTENTIAL MARKET
                             (1)EXCEPT UK/IRELAND, WHERE SHIRE OWNS THE RIGHTS

                      CHAIRMAN(1) AND EXECUTIVE DIRECTORS:

  Dr James Cavanaugh                     Chairman

  Rolf Stahel                            Chief Executive
  Dr Wilson Totten                       Group R&D Director
  Angus Russell                          Group Finance Director


                       NON-EXECUTIVE DIRECTOR APPOINTMENTS
                                 FROM BIOCHEM:

  Dr. Francesco Bellini

  James A. Grant

  Gerard Veilleux

                             (1)Non-executive

                                 HEADLINE MERGER TERMS

-           Fixed price offer of US$37, subject to cap and floor

            - premium of 39.6% over BioChem's closing price on December 8, 2000

-           Values BioChem(1) at approximately US$4.0 billion

-           Cap and floor set:


                  Shire ADS ($)                Terms
                  $47.20 - $70.80              Fixed price of US$37
                  < $47.20                     Fixed exchange ratio of 0.7839
                  > $70.80                     Fixed exchange ratio of 0.5226

-           Merger agreement contains termination clauses and 19.9% option

-           Closing expected Q2 2001(2)

-           Pro forma market capitalisation of US$8.5 billion(3)

                            (1)Fully diluted share capital
                            (2)Subject to required approvals
                            (3)As of December 8, 2000 on a fully diluted basis

                                  SUMMARY:


                -     Similar strategies


                -     Track record of high profitability


                -     Above industry growth(1)


                -     More products and projects


            (1)based on pro forma 1999 combined company revenue

                                    [LOGO]

                  ....a merger of two of the most profitable,
                         fast growing, publicly traded,
                            specialty pharmaceutical
                                  companies...

SHIRE HISTORICAL FINANCIAL PERFORMANCE (US$M)

                                      1998         1999      9M TO 30/9/00(1)
                                      ----         ----      -----------------
Revenue                               309.0        401.5           380.6
Cost of sales                         (95.0)       (93.5)          (67.4)
                                    --------     --------         -------
Gross profit                          214.0        308.0           313.2
R&D                                   (59.3)       (77.5)          (86.3)
Selling and G&A                      (101.0)      (130.9)         (112.6)
                                    --------     --------         -------
EBITDA                                 53.7         99.6           114.3
(% MARGIN)                               17%          25%             30%
Operating income                       28.5         71.1            91.5
(% MARGIN)                                9%          18%             24%
Net interest                           (0.1)        (2.4)           (4.3)
Other income/(expense)                  0.4         (0.5)            0.1
Tax                                    (3.0)       (16.1)          (25.3)
                                    --------     --------         -------
Net income(2)                          25.8         52.1            62.0


(1)Unaudited period
(2)Net income stated prior to APB25 charge and exceptionals

BIOCHEM HISTORICAL FINANCIAL PERFORMANCE (US$M)

                                      1998(1)      1999(1)   9M TO 30/9/00(1)(2)
                                      ----         ----      -----------------
Revenue (excludes CliniChem) (3)      127.1        136.4           112.8
Cost of sales                          (8.0)        (9.6)           (9.8)
                                    --------     --------         -------
Gross profit                          119.1        126.8           103.0
R&D                                   (34.4)       (60.3)          (35.7)
Selling and G&A                       (21.1)       (17.8)          (17.7)
                                    --------     --------         -------
EBITDA                                 63.6         48.7            49.6
(% MARGIN)                               50%          36%             44%
Operating income                       59.0         43.2            44.4
(% MARGIN)                               46%          32%             39%
Net interest                            6.5          3.2             7.8
Other (expense)/income                (81.6)         4.1            99.4
Tax                                    (5.1)        (6.5)           (7.2)
                                    --------     --------         -------
Net (loss)/income                     (21.2)        44.0           144.4

(1)US GAAP
(2)Unaudited period. Converted at an average exchange rate of C$1.47 per US$.
(3)Excludes CliniChem revenues of US$ 14.4m in 1998, US$49.3m in 1999 and US$29.2m in 2000

UNAUDITED PRO FORMA SHIRE AND BIOCHEM US
GAAP HISTORICAL FINANCIAL PERFORMANCE (US$M)

                                              1998                  1999
                                              ----                  ----
Revenue (excludes CliniChem)                  436.0(1)              537.9(1)
Cost of sales                                (103.0)               (103.0)
                                            -----------            -------
Gross profit                                  333.0                 434.9
R&D                                           (93.6)               (137.8)
Selling and G&A                              (122.1)               (148.6)
                                            -----------            -------
EBITDA                                        117.3                 148.5
(% MARGIN)                                       27%                   28%
Operating income                               87.4                 114.3
(% MARGIN)                                       20%                   21%
Net interest                                    6.4                   0.8
Other (loss)/income                             3.8                   3.7
Tax                                            (8.1)                (22.6)
                                            -----------            -------
Net income(2)                                  89.5                  96.2

(1)Excludes CliniChem revenues of US$14.4 m in 1998 and US$49.3m in 1999.
(2)Net income stated prior to APB25 charge and exceptionals

                                      BROADENS PRODUCT PORTFOLIO

                                      LAST TWELVE MONTHS (LTM) 9/30/2000
                         ----------------------------------------------------------------
                         REVENUES (US$M)           YOY% GROWTH            MARKET SHARE(2)
                         ---------------           -----------            ---------------
Adderall                      204.1                    +71%                     33%

3TC(1)                        125.5                     +3%                     55%(3)

Agrylin                        47.4                    +46%                     15%

Pentasa                        46.0                    -18%                     18%

Carbatrol                      23.2                    +96%                     25%

ProAmatine                     20.1                     -5%                     20%

Zeffix(1)                      10.9                   +445%


(1)Trademarks of GlaxoSmithKline. Royalty income plus Canadian product sales
(2)Market share based on IMS prescription data in US market
(3)Market share based on NRTI monotherapy and combination therapy product revenues; moving 13 week total prescriptions
Source: Shire management and BioChem Pharma management. Assumes an average exchange rate of C$1.47 per US$